Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation of our report dated March 26, 2004, with respect to the Combined Statement of Revenue and Certain Expenses of Arborview, Calvert’s Walk and Liriope, our report dated May 26, 2004, with respect to the Statement of Revenue and Certain Expenses of The Preserve at Brentwood, and our report dated September 24, 2004, with respect to the Combined Statement of Revenue and Certain Expenses of The Essex Properties, in the Form 8-K dated September 28, 2004, of United Dominion Realty Trust, Inc. in the following Registration Statements filed with the Securities and Exchange Commission:

Registration Statement
Number	Description
33-40433	Form S-3, pertaining to the registration of 900,000 shares of Common Stock.

33-58201	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-11207	Form S-3, pertaining to the registration of 1,679,840 shares of Common Stock.

333-15133	Form S-3, pertaining to the Dividend Reinvestment and Stock Purchase Plan.

333-32829	Form S-8, pertaining to the Stock Purchase and Loan Plan.

333-44463	Form S-3, pertaining to the Dividend Reinvestment and Stock Purchase Plan.

333-48557	Form S-3, pertaining to the registration of 104,920 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-53401	Form S-3, pertaining to the registration of 1,528,089 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-58600	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-64281	Form S-3, pertaining to the registration of 849,498 shares of Common Stock, including rights to Purchase Series C Junior Participating Redeemable Preferred Stock.

333-72885	Form S-3, pertaining to the registration of 130,416 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-75897	Form S-8, pertaining to the 1999 Long Term Incentive Plan.

Registration Statement
Number	Description
333-77107	Form S-3, pertaining to the registration of 1,023,732 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-77161	Form S-3, pertaining to the registration of 481,251 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-80279	Form S-8, pertaining to the Company’s 1999 Open Market Purchase Program.

333-82929	Form S-3, pertaining to the registration of 95,119 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-86808	Form S-3, pertaining to the registration of 12,307,692 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-101611	Form S-3, Shelf Registration Statement, pertaining to the registration of $1 billion of Common Stock, Preferred Stock and Debt Securities.

333-106959	Form S-3, pertaining to the registration of 3,425,217 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-115696	Form S-3, Shelf Registration Statement, pertaining to the registration of $1.5 billion of Common Stock, Preferred Stock and Debt Securities.

333-116804	Form S-3, pertaining to the registration of 1,617,815 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

/s/  ERNST & YOUNG LLP

Richmond, Virginia
September 27, 2004

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